SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          Form 8-K

                       CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                         ACT OF 1934

Date of Report (Date of earliest event reported) November 8, 2005



               KENNETH COLE PRODUCTIONS, INC.
    (Exact name of registrant as specified in its charter)

               Commission File Number 1-13082


                New York                   13-3131650
(State or other jurisdiction of            I.R.S. Employer
incorporation or organization)               Identification Number)

               603 West 50th Street, New York, NY 10019
               (Address of principal executive offices)

Registrant's telephone number, including area code (212) 265-1500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 8, 2005, the Company announced that it has entered into a new license agreement ("License Agreement") with Syratech Corporation ("Syratech"). Under the License Agreement, Syratech will produce a home collection under the Kenneth Cole Reaction brand name. The line will debut at the New York Tabletop Market and will be available in the housewares department of better department and specialty stores in the Spring of 2006. A national print campaign in home and shelter magazines will support the launch.

The press release is attached hereto as Exhibit 99.1.


Item 9.01 Financial Statements and Exhibits

     (c) Exhibits:

       99.1 Press Release dated November 8, 2005


                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.


                              Kenneth Cole Productions, Inc.
                              Registrant


 Dated: November 8, 2005      By:     /s/ DAVID P. EDELMAN
                              Name:   David P. Edelman
                              Title:  Chief Financial Officer
Exhibit Index

Exhibit No.                   Description

     99.1                      Press Release date November 8, 2005

Contact information:
Syratech Corporation                         Kenneth Cole Productions, Inc.
175 McClellan Highway                        603 West 50th Street
East Boston, MA 02128                        New York, NY  10019
Brenda Goodell                               Elizabeth Stratman
Chief Marketing Officer,                     Public Relations Manager
     Licensed Products Division
617-823-7768                                 212-713-6661
bgoodell@syratech.com                        estratman@kennethcole.com

Kenneth  Cole Productions, Inc., and Syratech sign Licensing
Agreement;  Kenneth Cole Reaction Home to Debut at  Tabletop
Market

November 8, 2005, (New York, New York) Kenneth Cole Productions, Inc. (NYSE:KCP) and Syratech Corporation announced that they have entered into a licensing agreement for Syratech to produce a home collection under the Kenneth Cole Reaction brand name. The line will debut at the New York Tabletop Market and will be available in the housewares department of better department and specialty stores in the Spring of 2006. A national print campaign in home and shelter magazines will support the launch.

Paul   Blum,  President  of  Kenneth  Cole  said,  "We   are
enthusiastic about entering into the home market and look forward to a great partnership with Syratech.
The addition of this category to the Kenneth Cole Reaction business further establishes it as a full lifestyle brand."

"The Kenneth Cole Reaction Home line brings a designer name with a total lifestyle approach to the housewares floor for the first time," stated Co-Chief Executive officers Greg Hunt and Alan Kanter in a joint statement. "The brand brings a metropolitan point of view that is relevant and aspirational to today's consumer."

The Kenneth Cole Reaction Home line is presented in three collections that are named Chic-er by the Dozen, Take Out and A la Carte.

The Chic-er by the Dozen collection is designed for entertaining and includes dinnerware sold in six-packs by piece, allowing the consumer to purchase only what they need (for example six dinner plates or six dessert plates). The collection also includes Uprising stainless steel flatware sold in a 40-piece set of six piece place settings. Notably, all Kenneth Cole Reaction Home flatware patterns contain an extra dessert fork eliminating the need to wash the salad fork before serving dessert. Master Glass, an open stock program of all-purpose glasses for wine and iced beverages, complements the collection.

The  Take  Out  collection allows  the  consumer  to  choose between two dinnerware patterns in multiple colorways. Dinner Party dinnerware features modern, masculine shapes and is available in berry, aubergine, coco and creme. Scoop dinnerware has a soft, fluid, feminine body and is available in colors like mushroom, artichoke and creme. Both are packaged in 20 piece sets that include the dinner plate, salad plate, soup/cereal bowl, and mug as well as a multipurpose pasta/dessert bowl. Companion glassware and two forged stainless steel patterns round out the collection.

A la Carte is an open stock program featuring four mix and match, white on white vitrified porcelain dinnerware patterns, a suite of glassware with patterned etching on the stems and two stainless steel flatware patterns in multiple finishes.

The collections are accessorized with a modern, industrial-inspired alternative metal collection as well as exotic leathers in placemats, wine racks, and trays. Glass vases with metallic trim, candle lighting and other home accent pieces provide a total lifestyle presentation.

About Kenneth Cole Productions:
Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the brand names "Kenneth Cole New York," "Kenneth Cole Reaction," "Unlisted," and "Tribeca," as well as footwear under the licensed trademark "Bongo." Spring 2006 will mark the launch of Kenneth Cole Reaction Sportswear for men and women. The Company has also granted a wide variety of third-party licenses for the production of men's, women's and children's apparel as well as fragrances, timepieces, eyewear, and several other accessory categories. The company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct-to-consumer catalogs and e-commerce. Further information can be found at www.kennethcole.com.

About Syratech:
Founded in 1986, Syratech Corporation (www.syratech.com) designs, manufactures, markets, imports and distributes many of the leading brands in silver and home fashion, including Wallace Silversmiths, Towle Silversmiths, International Silver Company, Elements, Melannco International. Syratech also designs, manufactures and markets a variety of licensed products under the Vera Wang Silver and Gift, Kenneth Cole Reaction Home, Spode and Cuisinart brand names.